Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com
TeamStaff Rx Hires President
Somerset, New Jersey— September 19, 2008 — TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare, logistics and administrative staffing services, today announced that Dale West has joined the Company as President of its TeamStaff Rx subsidiary. Ms. West will report directly to TeamStaff’s President and CEO, Rick J Filippelli. She succeeds Terry Merlin who previously held the top role in that subsidiary.
Ms. West was a founder of RN Network, which became one of the largest privately held travel healthcare staffing companies in the United States. Under her leadership, she took the start-up company and grew revenues in excess of $100 million over a five year period. RN Network was eventually sold to CompHealth Group. She now assumes responsibility for executing the Company’s plan for future growth.
Commenting on the hiring of Ms. West, Mr. Filippelli said “We are excited that Dale has decided to join our Company. She has a proven track record of providing solid leadership while growing revenues. We look forward to her contributions as we seek to accelerate growth.”
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical, logistics and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff Government Solutions. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff Government Solutions specializes in providing medical, logistics and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff upon acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms acceptable to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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